EXHIBIT 99.1

Oblong Reports Q3 2025 Results

Oblong, Inc. Grows TAO Treasury to 21,822 Tokens in Q3 2025: All Holdings Fully Staked on Bittensor Network

November 13, 2025 — DENVER, CO — Oblong, Inc. (Nasdaq: OBLG), a digital asset treasury company, today reported financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights

●	Debt-free balance sheet with $3.7 million in cash and cash equivalents plus 21,822 TAO tokens valued at $6.6 million (total liquid assets of $10.3 million).
●	Revenue of $0.6 million, an increase of 4% from the prior-year period.
●	Net loss of $2.3 million, compared to $1.0 million for the prior-year period, as Q3 2025 reflects a $1.5 million unrealized loss on TAO token revaluation at September 30, 2025.
●	Adjusted EBITDA loss narrowed 26% year-over-year to $0.7 million.

Treasury Growth and Staking Operations

Oblong invested $6.3 million to acquire 16,517 TAO tokens during Q3 at an average price of $384 per token. The Company earned 274 TAO in staking rewards during Q3, representing $97,000 of revenue and an annualized yield of approximately 6% on average holdings during the quarter. All TAO tokens remain fully staked in the Bittensor network, supporting decentralized AI infrastructure while generating ongoing rewards.

As of November 12, 2025, Oblong holds 21,943 TAO tokens, with a market value of approximately $8.0 million, based on the UTC zone closing price.

Bittensor Network Momentum

The Bittensor ecosystem is accelerating into a new phase of maturity and scalability. On November 4, the OpenTensor Foundation deployed Subtensor v2.3.0—a coordinated event introducing transformative upgrades that directly enhance the value of active network participation:

●	Dynamic Subnet Capacity now auto-scales beyond the previous fixed limits, with the network already supporting 128 high-quality subnets and room for continued expansion as stake grows.
●	Cross-Subnet Messaging enables sub-100ms queries across subnets, unlocking composable AI pipelines where models can seamlessly chain capabilities.
●	Emission Curve Overhaul ties rewards to performance, granting top subnets up to 20% bonus emissions while low performers face gradual throttling.
●	Hotkey Rotation allows validators to refresh keys mid-epoch without slashing, materially strengthening security.
●	Governance Quorum lowered to 33%, making on-chain proposals more inclusive and responsive.
●	Fee Market Revamp introduces dynamic auctions and 50% fee burn, adding deflationary pressure and new validator revenue.

Most notably, the network’s first block-reward halving remains on track for mid-December 2025, cutting new TAO issuance by 50%. Combined with these upgrades and continued Yuma Consensus enhancements, the halving is widely viewed as a defining catalyst for Bittensor’s long-term tokenomics and decentralized intelligence economy.

Management Commentary

“Oblong’s investment in Bittensor was founded on a simple yet powerful conviction: the future of machine intelligence will not be controlled by any single corporation, but will emerge from a truly open, incentivized, and decentralized network,” said Pete Holst, Chief Executive Officer. “Bittensor is building exactly that future—one where thousands of independent contributors compete and collaborate to create AI that belongs to everyone. By staking every TAO we own, we are not just generating yield on our capital; we are actively participating in the construction of tomorrow’s intelligence infrastructure.”

Mr. Holst continued, “The Subtensor upgrades deployed last week—dynamic capacity, cross-subnet messaging, performance-based emissions, and more—represent a quantum leap in scalability and incentive alignment. With 128 thriving subnets, dynamic TAO maturing since February, and the December halving just weeks away, we stand at the threshold of a new era for decentralized AI. Our treasury is fully deployed, our balance sheet is pristine, and our conviction has never been stronger. We are not simply holding a token—we are helping build the operating system for the next generation of intelligence.”

Forward-Looking Statements and Risk Factors

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates, and projections, and consequently, you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to anticipated developments in the Bittensor ecosystem. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. Digital assets are highly volatile, and actual results may differ materially due to price fluctuations, regulatory changes, technological risks, or other factors described in the Company’s SEC filings. The Company’s concentration in TAO tokens represents significant market risk. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2024, the Company’s Form 10-Q filed on November 13, 2025, and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure. See “GAAP to Non-GAAP Reconciliation” below for a reconciliation to net loss.

About Oblong, Inc.

Oblong is a digital asset treasury company focused on strategic holdings in the Bittensor TAO token ecosystem. The Company actively participates in the Bittensor network through staking operations while maintaining a transparent, publicly traded structure.

Investor Relations Contact

David Clark

investors@oblong.com

(213) 683-8863 ext. 5

OBLONG, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands, except shares, par value, and stated value)

	September 30, 2025	December 31, 2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$3,737	$4,965
Digital assets	6,613	—
Accounts receivable, net	12	186
Prepaid expenses and other current assets	528	118
Total current assets	10,890	5,269
Other assets	4	6
Total assets	$10,894	$5,275
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	162	105
Accrued expenses and other current liabilities	883	1,131
Deferred revenue	25	36
Total current liabilities	1,070	1,272
Total liabilities	1,070	1,272
Commitments and contingencies (see Note 9)
Stockholders’ equity:
Preferred stock Series F, convertible; $0.0001 par value; $169,000 stated value; 5,000,000 shares authorized, 150 and 545 shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively	—	—
Common stock; $0.0001 par value; 150,000,000 shares authorized, 3,207,399 and 3,207,210 shares issued and outstanding as of September 30, 2025, respectively, and 1,144,926 and 1,144,737 shares issued and outstanding as of December 31, 2024, respectively	—	—
Treasury Stock, 189 common shares	(181)	(181)
Additional paid-in capital	245,846	236,458
Accumulated deficit	(235,841)	(232,274)
Total stockholders’ equity	9,824	4,003
Total liabilities and stockholders’ equity	$10,894	$5,275

OBLONG, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$601	$578	$1,815	$1,815
Cost of revenue	357	499	1,095	1,619
Gross profit	244	79	720	196
Operating expenses:
Research and development	3	38	8	153
Sales and marketing	—	66	14	177
General and administrative	1,043	1,047	2,875	3,140
Total operating expenses	1,046	1,151	2,897	3,470
Operating loss	(802)	(1,072)	(2,177)	(3,274)
Interest income, net	29	32	103	124
Unrealized loss on digital assets	(1,517)	—	(1,486)	—
Other (loss) income, net	(1,488)	32	(1,383)	124
Loss before income taxes	(2,290)	(1,040)	(3,560)	(3,150)
Income tax expense	—	—	7	9
Net loss	$(2,290)	$(1,040)	$(3,567)	$(3,159)

GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net loss	$(2,290)	$(1,040)	$(3,567)	$(3,159)
Other (loss) income, net	1,488	(32)	1,383	(124)
Income tax expense	—	—	7	9
Severance	—	106	—	106
Stock-based expense	84	—	84	62
Adjusted EBITDA loss	$(718)	$(966)	$(2,093)	$(3,106)